UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006
QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On July 19, 2006, Quantum Corporation (“Quantum”) announced that Edward J. Hayes, Jr., would be leaving Quantum following the completion of Quantum’s acquisition of Advanced Digital Information Corporation (“ADIC”), which is scheduled to occur on or about August 18, 2006 (the “Effective Date”).

(c) (1) On July 19, 2006, Quantum announced that, as of the Effective Date, Jon W. Gacek would serve as executive vice president and CFO of Quantum.  A copy of the press release announcing Mr. Gacek’s appointment was issued on July 19, 2006 and is attached as Exhibit 99.1.

     (2) Mr. Gacek, age 44, has served as Chief Financial Officer of ADIC since he joined that company as Senior Vice President in November 1999. He has served as Executive Vice President, Finance since April 2004 and as Executive Vice President, Operations since September 2004. Prior to joining ADIC, he was an audit partner at PricewaterhouseCoopers LLP and led the Technology Practice in that firm’s Seattle office. He joined Price Waterhouse in 1985 and was admitted as a partner in 1996.  Other than the terms of his employment arrangement with Quantum, there is no arrangement or understanding between Mr. Gacek and any other persons pursuant to which he was selected as an officer of Quantum.

    (3) Because the material terms and conditions of Mr. Gacek’s employment offer with Quantum have not yet been finalized, a description of these terms and conditions will be made available pursuant to an amendment to this Form 8-K.

Mr. Gacek and ADIC entered into a change of control agreement, dated November 5, 1999, that entitles him to receive, upon termination of his employment within two years following a change of control by ADIC, other than for cause, death or disability: (i) a lump-sum payment equal to unpaid compensation, previously deferred compensation and accrued vacation; and (ii) a lump-sum termination payment equal to two times the sum of (a) Mr. Gacek’s base salary for the fiscal year in which the termination occurs, and (b) an amount equal to 75% of the highest annual bonus paid or payable to Mr. Gacek for the three fiscal years preceding the year in which the change of control occurs; and (iii) immediate vesting and exercisability of all options to purchase securities of ADIC or its successors held by Mr. Gacek. The foregoing payments are subject to reduction to the extent that they would constitute excess parachute payments under applicable law; provided, however, that they will not be reduced below 1.5 times Mr. Gacek’s base salary; and provided further, that to the extent such payments would otherwise have been reduced below 1.5 times Mr. Gacek’s base salary for the fiscal year in which the termination occurs, Mr. Gacek will be entitled to a “gross-up” payment to compensate him for any excise tax and income tax on such excess parachute payments.

For purposes of Mr. Gacek’s change of control agreement, “cause” includes any of the following acts by Mr. Gacek: (i) a clear refusal to carry out his material lawful duties after having received notice and opportunity to cure; (ii) violation of a state or federal criminal law involving the commission of a crime against ADIC or any of its subsidiaries; (iii) deception, fraud, misrepresentation or dishonesty, or any incident materially compromising his reputation or ability to represent ADIC with investors, customers or the public; or (iv) unauthorized use or disclosure of confidential information or trade secrets. Mr. Gacek’s change of control agreement also entitles him to receive the payments described in the immediately preceding paragraph if Mr. Gacek terminates his employment for good reason within two years following a change of control by ADIC.  For purposes of Mr. Gacek’s change of control agreement, “good reason” includes, generally: (i) assignment of duties materially inconsistent with his title, position, authority, duties or responsibilities, or material diminution in such title, position, authority, duties or responsibilities; (ii) failure of ADIC to pay his compensation, benefits or reasonable expenses; (iii) relocation further than 35 miles from Redmond, Washington; (iv) failure to require a successor to assume the agreement; and (v) any other material violation of the agreement by ADIC.

Completion of the transaction with Quantum will constitute a change of control under Mr. Gacek’s change of control agreement, and he is expected to receive the benefits described in the agreement.  The full text of Mr. Gacek’s change of control agreement is attached to this Form 8-K as Exhibit 10.1.  This description is qualified by reference to the actual text of the agreement.

Additional Information and Where to Find It

On July 20, 2006, Quantum filed with the SEC a Registration Statement on Form S-4 in connection with the transaction, and, on July 21, 1006, ADIC mailed to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus contain important information about Quantum, ADIC, the transaction and related matters. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully. Investors and stockholders can obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Quantum and ADIC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders can obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Quantum by contacting Investor Relations at (408) 944-4450 or IR@quantum.com, or from ADIC by contacting Stacie Timmermans at (425) 881-8004 or stacie.timmermans@adic.com.

Quantum and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ADIC in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Proxy Statement/Prospectus described above.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits	Description
	10.1	Change of Control Agreement, dated November 5, 1999 between ADIC and Jon W. Gacek
	99.1	Press release dated July 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    July 25, 2006

EXHIBIT INDEX

Exhibits	Description
10.1	Change of Control Agreement, dated November 5, 1999 between ADIC and Jon W. Gacek
99.1	Press release dated July 19, 2006

Exhibit 10.1

CHANGE OF CONTROL AGREEMENT

This Change of Control Agreement (this "Agreement"), dated as of May 14, 1999, is between ADVANCED DIGITAL INFORMATION CORPORATION, a  Washington corporation (the "Company"), and Jon W. Gacek (the "Executive").

RECITAL

       The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 1.1 hereof) of the Company.  The Board believes it is imperative to diminish the inevitable distraction of the Executive arising from the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with reasonable compensation and benefit arrangements upon a Change of Control.

AGREEMENT

       In order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

1.     DEFINITIONS

       1.1    CHANGE OF CONTROL

       "Change of Control" means any of the following events:

       (a)    Consummation of a reorganization, exchange of securities, merger or consolidation involving the Company (each, a "Business Combination"), unless immediately following such Business Combination, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from or effecting such Business Combination and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners of the outstanding common stock of the Company immediately prior to such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination, and (ii) at least a majority of the members of the board of directors of the corporation resulting from or effecting such Business Combination were (or were approved by a majority of) the Incumbent Directors (as defined below) at the time of the execution of the initial agreement or action of the Board providing for such Business Combination.

       (b)    Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary of the Company (as the term "subsidiary" is defined for purposes of Section 424(f) of the Internal Revenue Code of 1986, as amended)(the "Code"); or

       (c)    Acquisition by a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on the date of this agreement) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record).  Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of this Agreement) under the Exchange Act.

       For purposes of paragraph (a) above, "Incumbent Director" means a member of the Board who has been either (i) nominated by a majority of the directors of the Company then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

       1.2    CHANGE OF CONTROL DATE

       "Change of Control Date" shall mean the first date on which a Change of Control occurs.

       1.3    EMPLOYMENT PERIOD

       "Employment Period" shall mean the two-year period commencing on the Change of Control Date and ending on the second anniversary of such date.

2.     TERM

       The term of this Agreement ("Term") shall be for two year following the Change of Control Date, unless extended by the parties hereto.

3.     EMPLOYMENT

       3.1    EMPLOYMENT PERIOD

       During the Employment Period, the Company hereby agrees to continue the Executive in its employ or in the employ of its affiliated companies, and the Executive hereby agrees to remain in the employ of the Company or its affiliated companies, in accordance with the terms and provisions of this Agreement; provided, however, that either the Company or the Executive may terminate the employment relationship subject to the terms of this Agreement.

       3.2    POSITION AND DUTIES

       During the Employment Period, the Executive's title, position, authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Change of Control Date.

       3.3    LOCATION

       During the Employment Period, the Executive's services shall be performed at the same location that they were performed immediately prior to the Change of Control Date, or at any other place within a 35-mile radius of such location (except for reasonably required travel).

       3.4    TERMINATION PRIOR TO CHANGE OF CONTROL

       If prior to the Change of Control Date, the Executive's employment with the Company or its affiliated companies terminates for any reason, then the Executive shall have no further rights under this Agreement; provided, however, that the Company may not avoid liability for any termination payments that would have been required during the Employment Period pursuant to Section 7 hereof by terminating the Executive prior to the Employment Period where such termination is carried out in anticipation of a Change of Control and the principal motivating purpose is to avoid liability for such termination payments.

4.     ATTENTION AND EFFORT

       During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive will devote all his productive time, ability, attention and effort to the business and affairs of the Company and the discharge of the responsibilities assigned to him hereunder, and he will use his reasonable best efforts to perform faithfully and efficiently such responsibilities.  It shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees approved in advance by the Board, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities in accordance with this Agreement, and (d) conduct other activities approved in advance by the Company.  It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Employment Period, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Employment Period shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

5.     COMPENSATION AND BENEFITS

       As long as the Executive remains employed by the Company during the Employment Period, the Company agrees to pay or cause to be paid to the Executive, and the Executive agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

       5.1    SALARY

       The Executive shall receive an annual base salary (the "Annual Base Salary") at least equal to the current annual salary for the fiscal year in which the Change of Control Date occurs.  The Annual Base Salary shall be paid in substantially equal installments and at the same intervals as the salaries of other employees of the Company are paid.  The Board, or a committee of the Board, shall review the Annual Base Salary at least annually and shall determine in good faith and consistent with any generally applicable Company policy any increases for future years.

       5.2    BONUS

       In addition to the Annual Base Salary, the Executive shall be awarded an annual bonus (the "Annual Bonus") in cash in an amount determined in good faith and consistent with past practice, taking into account the Executive's performance to date, and at least equal to 75% of the highest bonus paid or payable (annualized for any fiscal year consisting of less than 12 full months), including by reason of any deferral, to the Executive by the Company and its affiliated companies in respect of the two fiscal years immediately preceding the fiscal year in which the Change of Control Date occurs.  Each such Annual Bonus shall be paid no later than 90 days after the end of the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

       5.3    INCENTIVE, RETIREMENT AND WELFARE BENEFIT PLANS; VACATION

       During the Employment Period, the Executive shall be entitled to participate, subject to and in accordance with applicable eligibility requirements, in such fringe benefit programs as shall be generally made available to other employees of the Company and its affiliated companies from time to time during the Employment Period by action of the Board (or any person or committee appointed by the Board to determine fringe benefit programs and other emoluments), including, without limitation, paid vacations; any stock purchase, savings or retirement plan, practice, policy or program; and all welfare benefit plans, practices, policies or programs (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans or programs).

       5.4    EXPENSES

       During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures of the Company and its affiliated companies in effect for the employees of the Company and its affiliated companies during the Employment Period.

6.     TERMINATION

       During the Employment Period, employment of the Executive may be terminated as follows:

       6.1    BY THE COMPANY OR THE EXECUTIVE

       At any time during the Employment Period, the Company may terminate the employment of the Executive with or without Cause (as defined below), and the Executive may terminate his employment for Good Reason (as defined below) or for any reason, upon giving Notice of Termination (as defined below).

       6.2    AUTOMATIC TERMINATION

       This Agreement and the Executive's employment during the Employment Period shall terminate automatically upon the death or Total Disability of the Executive.  The term "Total Disability" as used herein shall mean the Executive's inability (with such accommodation as may be required by law and which places no undue burden on the Company), as determined by an independent physician selected by the Company and reasonably acceptable to the Executive, to perform the duties set forth in Section 3.2 hereof for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond the Executive's control, unless the Executive is granted a leave of absence by the Board.  The Executive and the Company hereby acknowledge that the duties specified in Section 3.2 hereof are essential to the Executive's position and that the Executive's ability to perform those duties is the essence of this Agreement.

       6.3    NOTICE OF TERMINATION

       Any termination by the Company or by the Executive during the Employment Period shall be communicated by Notice of Termination to the other party given in accordance with Section 10 hereof.  The term "Notice of Termination" shall mean a written notice that (a) indicates the specific termination provision in this Agreement relied upon and (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.  The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

       6.4    DATE OF TERMINATION

       During the Employment Period, "Date of Termination" means (a) if the Executive's employment is terminated by reason of death, at the end of the calendar month in which the Executive's death occurs, (b) if the Executive's employment is terminated by reason of Total Disability, immediately upon a determination by the Company of the Executive's Total Disability, and (c) in all other cases, five days after the effective date of notice pursuant to Section 13 hereof.  The Executive's employment and performance of services will continue during such five-day period; provided, however, that the Company may, upon notice to the Executive and without reducing the Executive's compensation during such period, excuse the Executive from any or all of his duties during such period.

7.     TERMINATION PAYMENTS

       In the event of termination of the Executive's employment during the Employment Period, all compensation and benefits set forth in this Agreement shall terminate, except as specifically provided in this Section 7.

       7.1    TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE OR BY THE

              EXECUTIVE FOR GOOD REASON

       If during the Employment Period the Company terminates the Executive's employment other than for Cause or the Executive terminates his employment for Good Reason, the Executive shall be entitled to, in all cases, less any amounts required by applicable law to be withheld by the Company:

       (a)    receive payment of the following accrued obligations (the "Accrued Obligations"):

              (i)    the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; and

              (ii)   any compensation previously deferred by the Executive (together with accrued interest or earnings thereon, if any) and any accrued vacation pay that would be payable under the Company's standard policy, in each case to the extent not theretofore paid;

       (b)    an amount as severance pay (the "Severance Obligation") equal to the product of (i) two multiplied by (ii) the sum of the Executive's Annual Base Salary for the fiscal year in which the Date of Termination occurs plus an amount equal to 75% of the highest annual bonus paid or payable to the Executive for the three fiscal years preceeding the year in which the Date of Termination occurs; provided, however, that such payment shall be in full and final satisfaction of any claim of the Executive against the Company arising out of the officer's employment by the Company or the termination of such employment; and

       (c)    immediate vesting and exercisability of all options to purchase securities of the Company or its successors held by the Executive.

       7.2    TERMINATION FOR CAUSE OR OTHER THAN FOR GOOD REASON

       If during the Employment Period the Executive's employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason, this Agreement shall terminate without further obligation on the part of the Company to the Executive, other than the Company's obligation to pay the Executive the Accrued Obligations to the extent theretofore unpaid.

       7.3    EXPIRATION OF TERM

        In the case of a termination of the Executive's employment as a result of the expiration of the Term of this Agreement, this Agreement shall terminate without further obligation on the part of the Company to the Executive, other than the Company's obligation to pay the Executive the Accrued Obligations.

       7.4    TERMINATION BECAUSE OF DEATH OR TOTAL DISABILITY

       If during the Employment Period the Executive's employment is terminated by reason of the Executive's death or Total Disability, this Agreement shall terminate automatically without further obligation on the part of the Company to the Executive or his legal representatives under this Agreement, other than the Company's obligation to pay the Executive the Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable in the case of the Executive's death).

       7.5    PAYMENT SCHEDULE

       All payments of the Accrued Obligations and the Severance Obligation or any portion thereof payable pursuant to this Section 7, shall be made to the Executive within 30 calendar days of the Date of Termination.

       7.6    CAUSE

       For purposes of this Agreement, "Cause" means cause given by the Executive to the Company and shall be limited to the occurrence of one or more of the following events:

       (a)    A clear refusal to carry out any material lawful duties of the Executive or any directions of the Board, all reasonably consistent with the duties described in Section 3.2 hereof, provided the Executive has been given reasonable notice and opportunity to correct any such failure;

       (b)    Violation by the Executive of a state or federal criminal law involving the commission of a crime against the Company or any of its subsidiaries;

       (c)     Deception, fraud, misrepresentation or dishonesty by the Executive, or any incident materially compromising the Executive's reputation or ability to represent the Company with investors, customers or the public; or

       (d)    Unauthorized use or disclosure of confidential information or trade secrets.

       7.7    GOOD REASON

       For purposes of this Agreement, "Good Reason" means

       (a)    The assignment to the Executive of any duties materially inconsistent with the Executive's title, position, authority, duties or responsibilities as contemplated by Section 3.2 hereof or any other action by the Company that results in a material diminution in such title, position, authority, duties or responsibilities;

       (b)    Any failure by the Company to comply with any of the provisions of Section 5 hereof;

       (c)    The Company's requiring the Executive to be based at any office or location other than that described in Section 3.3 hereof;

       (d)    Any failure by the Company to comply with and satisfy Section 11 hereof, provided that the Company's successor has received at least 10 days' prior written notice from the Company or the Executive of the requirements of Section 11 hereof; or

       (e)    Any other material violation of any provision of this Agreement by the Company.

       7.8    EXCESS PARACHUTE LIMITATION

       (a)    Subject to paragraph (b) of this Section 7.8, if either the Company or the Executive receives confirmation from the Company's independent tax counsel or its certified public accounting firm, or such other accounting firm retained as independent certified public accountants for the Company (the "Tax Advisor"), that any payment by the Company to the Executive under this Agreement or otherwise would be considered to be an "excess parachute payment" within the meaning of Section 280G of the Code, then the aggregate payments by the Company pursuant to this Agreement shall be reduced to the highest amount that may be paid to the Executive by the Company under this Agreement without having any portion of any amount payable to the Executive by the Company or a related entity under this Agreement or otherwise treated as such an "excess parachute payment," and, if permitted by applicable law and without adverse tax consequence, such reduction shall be made to the last payment due hereunder. Any payments made by the Company to the Executive under this Agreement that are later confirmed by the Tax Advisor to be "excess parachute payments" shall be considered by all parties to have been a loan by the Company to the Executive, which loan shall be repaid by the Executive upon demand, together with interest calculated at the lowest interest rate authorized for such loans under the Code, without a requirement that further interest be imputed.

       (b)    In the event that application of paragraph (a) of this Section 7.8 would result in the Executive's receiving pursuant to Sections 7.1(a)(b) hereof an amount less than the product of one and one-half multiplied by the Executive's Annual Base Salary for the fiscal year in which the Date of Termination applies (the "Minimum Severance Amount"), then the Minimum Severance Amount shall be paid to Executive and Executive shall also be entitled to the adjustments contemplated by Section 7.9 hereof.

       7.9    CERTAIN ADJUSTMENTS

       (a)    In the event that the Executive becomes entitled to the payments or other benefits described this Section 7 and the Executive becomes subject to the tax imposed by Section 4999 of the Code or any successor provision (the "Excise Tax") as a result of such payments and benefits and any other payments or benefits from the Company required to be taken into account under Code Section 280G(b)(2) (collectively, "Parachute Payments"), the Company shall pay to the Executive an additional amount (the "Make-Whole Payment") equal to the sum of (i) the Excise Tax payable to the Executive prior to the Make-Whole Payment and (ii) the Federal, state and local income tax and Excise Tax (including any interest or penalties thereon) payable upon all payments made under subparagraphs (i) and (ii) of this Section 7.9(a).

       (b)    All determinations required to be made under this Section 7, including whether the Executive has received a Parachute Payment, shall be made by the Tax Advisor (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that the Executive has received a payment under Section 7.1, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company.  If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty.  As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Executive such payments as are then due to the Executive under this Agreement. Any determination by the Accounting Firm shall be binding upon the Company and Executive.

8.     REPRESENTATIONS, WARRANTIES AND OTHER CONDITIONS

       In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that neither the execution nor the performance of this Agreement by the Executive will violate or conflict in any way with any other agreement by which the Executive may be bound.

9.     NOTICE AND CURE OF BREACH

       Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of Cause set forth in Section 7.6 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least 10 days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the 10-day period.

10.    NOTICES

       All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by reputable overnight courier, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof.  Such notice shall be effective upon receipt or upon refusal of the addressee to accept delivery.

       If to the Executive: Jon W. Gacek

            -------------------------------------------------

            -------------------------------------------------

       If to the Company:   Advanced Digital Information Corporation

                            11431 Willows Road

                            Redmond, WA  98073

                            Attn:  Chief Executive Officer

                            Phone:  (425) 881-8004

                            Facsimile:  (425) 881-2296

       Copy to:             Perkins Coie LLP

                            1201 Third Avenue, 40th Floor

                            Seattle, WA  98101-3099

                            Attn:  Linda Schoemaker

                            Phone:  (206) 583-8888

                            Facsimile:  (206) 583-8500

11.    ASSIGNMENT

       This Agreement is personal to the Executive and shall not be assignable by the Executive.  The Company shall assign to and require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, "Company" shall mean Advanced Digital Information Corporation and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

12.    WAIVERS

       No delay or failure by either party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof.  The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance.  All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

13.    TERMINATION OF AGREEMENT PRIOR TO THE EMPLOYMENT PERIOD;

       AMENDMENTS IN WRITING

       This Agreement may be unilaterally terminated by the Company at any time prior to the commencement of the Employment Period by notice given to the Executive in accordance with Section 10 hereof, with such termination effective one year following the date the notice was so given.  In the event that the Employment Period commences prior to the effectiveness of the termination of this agreement, the notice of termination shall have no effect.

       Except as provided in the prior paragraph, no amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given.  No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.

14.    APPLICABLE LAW

       This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

15.    ARBITRATION

       Any dispute arising under this Agreement shall be subject to arbitration. The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") then in effect, conducted by one arbitrator either mutually agreed upon or selected in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute that arises in connection with such discovery.  The arbitration shall be conducted in King County, Washington under the jurisdiction of the Seattle office of the American Arbitration Association.  The arbitrator shall have authority only to interpret and apply the provisions of this Agreement and shall have no authority to add to, subtract from, or otherwise modify the terms of this Agreement.  Any demand for arbitration must be made within 60 days of the event(s) giving rise to the claim that this Agreement has been breached.  The arbitrator's decision shall be final and binding, and each party agrees to be bound by the arbitrator's award, subject only to an appeal therefrom in accordance with the laws of the state of Washington.  Either party may obtain judgment upon the arbitrator's award in the Superior Court of King County, Washington.

16.    SEVERABILITY

       If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, then, to the full extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

17.    ENTIRE AGREEMENT

       This Agreement, on and as of the date hereof, constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between the Company and the Executive with respect to such subject matter are hereby superseded and nullified in their entireties.

18.    COUNTERPARTS

       This Agreement may be executed in counterparts, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.    HEADINGS

       All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

       IN WITNESS WHEREOF, the parties have executed and entered into this Agreement effective on the date first set forth above.

                        EXECUTIVE

                        _/s/ JON W. GACEK________

                               Jon W. Gacek

                        ADVANCED DIGITAL INFORMATION CORPORATION

                        By _/s/ PETER H. VAN OPPEN__

                               Peter H. Van Oppen

                         Its_Chief Executive Officer__

Exhibit 99.1

QUANTUM ANNOUNCES IT WILL ADD TWO ADIC EXECUTIVES TO SENIOR MANAGEMENT TEAM AFTER ACQUISITION OF ADIC IS COMPLETED

SAN JOSE, Calif., July 19, 2006 – Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that two executives of Advanced Digital Information Corporation (NASDAQ:ADIC) will join Quantum’s senior management team after the company completes its acquisition of ADIC, which is expected to occur by the end of August. Jon Gacek, CFO and executive vice president of Finance and Operations at ADIC, will serve as executive vice president and CFO of the combined company. Bill Britts, ADIC’s co-executive vice president, Products, Sales and Service, will become Quantum’s executive vice president, Sales, Marketing and Service, a newly created position. Both Gacek and Britts have played a critical role in ADIC's overall success, including building a strong enterprise business.

“Quantum’s acquisition of ADIC is all about combining our complementary strengths in backup, recovery and archive to deliver greater value to customers and shareholders,” said Rick Belluzzo, chairman and CEO of Quantum. “With the addition of Jon and Bill to Quantum’s executive management team, we are bringing together a broad base of talent and experience from both companies that will enable us take full advantage of this combination and the increased opportunities ahead.”

Gacek has served as CFO at ADIC since joining the company in 1999 and took on the additional role of leading Operations in 2004. Prior to ADIC, Gacek was an audit partner at PricewaterhouseCoopers LLP and led the Technology Practice in the firm's Seattle office. While at PricewaterhouseCoopers LLP, he assisted several private equity investment firms with a number of mergers, acquisitions, leveraged buyouts and other transactions. Gacek serves on the boards of directors of Loud Technologies, Inc. and HouseValues, Inc.

Britts was named co-executive vice president, Products, Sales and Service at ADIC in February of this year. Prior to that, he served as executive vice president, Worldwide Sales and Marketing for eight years, as vice president, Sales and Marketing from 1995 to 1997 and as director of Marketing for a year. Before joining ADIC, Britts held a number of marketing and sales positions at Raychem Corp. and its subsidiary, Elo TouchSystems.

In addition to Belluzzo, Gacek and Britts, the combined company’s executive management team will include four current Quantum leaders in the same positions they now hold: Howard Matthews (president and COO), Andy Panayides (vice president, Corporate Development, Strategy and Integration), Shawn Hall (vice president and general counsel) and Barbara Barrett (vice president, Human Resources).

Gacek will succeed Ned Hayes, who will leave Quantum after the ADIC acquisition is completed. During his two years as executive vice president and CFO at Quantum, Hayes was instrumental in streamlining and strengthening the company’s financial systems and processes and resolving a number of legacy issues. He also played an important role in the company's acquisition of Certance and decision to acquire ADIC.

“I want to thank Ned for his many contributions over the past two years in helping me to transition Quantum and enhance our competitiveness,” said Belluzzo.

About Quantum

Quantum Corp. (NYSE:DSS), a global leader in storage, delivers highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support. Quantum offers customers of all sizes an unparalleled range of solutions, from leading tape drive and media technologies, autoloaders and libraries to disk-based backup systems. Quantum is the world's largest volume supplier of tape automation, one of the leading providers of tape drives, and a pioneer in the development of disk-based systems optimized for backup and recovery. Quantum Corp., 1650 Technology Drive, Suite 700, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

Additional Information and Where to Find It

Quantum has filed with the SEC a Registration Statement on Form S-4 in connection with the transaction, and ADIC plans to mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus contain important information about Quantum, ADIC, the transaction and related matters. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully. Investors and stockholders can obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Quantum and ADIC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders can obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Quantum by contacting Investor Relations at (408) 944-4450 or IR@quantum.com, or from ADIC by contacting Stacie Timmermans at (425) 881-8004 or stacie.timmermans@adic.com.

Quantum and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ADIC in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Proxy Statement/Prospectus described above.

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Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements: (i) regarding Quantum’s leadership team following the completion of its acquisition of ADIC, (ii) regarding the expected timing for closing the acquisition by the end of August, (iii) that the acquisition will allow Quantum to deliver greater value to customers and shareholders, and (iv) that the new leadership team will enable Quantum to take full advantage of the combination and the increased opportunities ahead. Such statements are just predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include the failure to: (1) receive approval from ADIC's stockholders for the acquisition, (2) successfully integrate ADIC, its products and its employees into Quantum and achieve expected synergies, (3) compete successfully in the highly competitive and rapidly changing marketplace for backup, recovery, archive and other storage products and services, and (4) retain ADIC's key employees. A detailed discussion of other risks and uncertainties that could cause actual results or events to differ materially from the forward-looking statements is included in Quantum's and ADIC's most recent filings with the Securities and Exchange Commission, including those risks and uncertainties listed in the section entitled "Risk Factors" on pages 21 to 24 in Quantum’s most recently filed Form S-4 filed with the SEC and those risks and uncertainties listed in the section entitled "Risk Factors" on pages 14 to 25 in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2006. Quantum and ADIC undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this presentation.